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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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                PLM International, Inc.
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                (Name of Registrant as Specified In Its Charter)

                PLM Stockholders Committee
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 30, 1997

Dear Fellow Stockholder:

On May 27, PLM sent you another letter purporting to provide you with additional information regarding Gary Engle. In fact, the primary reason for this new letter appears to be to correct statements made by PLM in its May 19 letter. The following are just two such statements from PLM's recent letter.

(1) The following is the Company's acknowledgement concerning the Committee's statement about PLM's significant net losses for the past five years.

     "we do, however, acknowledge that Engle's statement is accurate in so far as it reflects the Company's net income to common shares for these five years"

(2) The following is an admission by the Company that at the time Equis Financial's offer was made to PLM it represented a significant premium to the price of PLM's stock.

     "However, a $5.00 price does represent a premium to stock prices before Engle's submission of his proposed transaction, stockholder proposals and nominees for election to the Board, and over the historic price levels of the past five years."

The Committee is pleased to see that the Company has set the record straight, but frankly, if the Company is going to the considerable expense of sending these letters out, we feel it would be more informative if the Company dealt with more important issues, such as:

     - What is the Company's position with respect to wasting resources on Company-sponsored and paid for boondoggles such as those described in the Committee's last letter?

     - What are the specific elements of the Josephthal recommendation that will enhance stockholder value?

     - Since all progress begins with an honest self-evaluation, why does the Company persist in arguing that their performance has been acceptable and the Committee's performance graphs are misleading?

     - Since management of the Company has never appeared to feel an urgent need to generate higher stockholder returns, what assurances do the stockholders have that management would "do the right thing" absent the proposed shareholder proposals and a stronger and more independent Board of Directors?

     - Why won't the current Board of Directors engage in discussions with potential acquirors of PLM?

The fact is stockholders have not received satisfactory answers to any of these questions. We believe this is because management is content to hide behind PLM's defense measures and to continue to enjoy substantial compensation and perks while the current Board of Directors sits back and does very little.

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               NEW DIRECTORS ARE URGENTLY NEEDED.

The preliminary voting for the stockholder proposals is encouraging. It appears that over eight years of dismal performance by a management team that seems more concerned with their own compensation and perquisites has resulted in a dissatisfied stockholder base. Stockholders want change; they want accountability; they want results. The Committee's proposals are only a part of the solution, however; adopting these proposals alone will not ensure that your wishes are met. Electing two independent and capable directors is critically important. In order to support the Committee nominees, you must vote the Green Card even if you have already voted.

YOU ARE THE OWNERS OF PLM DO YOU TRUST THE CURRENT BOARD WILL PUT AN END
    TO MANAGEMENT'S BOONDOOGLES TO FRANCE, CANADA, AUSTRALIA AND
                   THE FOUR CORNERS OF THE WORLD?

The wishes of the stockholders must be represented at each and every meeting of the Board. You are the owners of the Company, but you have only one opportunity each year to express your wishes, and even then, without a group of concerned stockholders such as the Committee, the agenda you vote on is narrowly selected by the same management team that has presided over the poor performance of the past eight years. The management and direction of the Company is shaped each month at meetings of the Board and its various committees. It is important that there are at least two directors who support the philosophy behind the stockholders' proposals.

A VOTE FOR THE COMMITTEE'S NOMINEES IS NOT A VOTE TO SELL THE COMPANY
                   TO EQUIS FOR $5.00 PER SHARE.

The Committee's nominees are committed to realizing the highest possible value for PLM stockholders. First, the Committee's nominees will represent a minority of the Board. The Board of Directors of the Company has the right to expand the Board and appoint Bob Tidball to the Board, even if the stockholders vote him out. The Board could do exactly that upon Bob Tidball's loss. This would mean that the Committee nominees would represent two of the seven votes, not enough to effect change unless two of the other four or five directors voted with them. This fact ensures that no member of the Committee could expect preferential treatment from the Company. Our nominees place on the Board merely ensures that your agenda will be heard at each and every meeting, and that if you want these proposals enacted, they will be there fighting on your behalf.

Secondly, the Committee's nominees are capable and independent executives with no preexisting commitments to Equis, Gary Engle or anyone, except the stockholders. Malcolm Witter and Peter Jebsen are seasoned business executives in their early 40's each of whom has enjoyed early and significant successes in his career. Both are experienced in managing tightly controlled businesses, and most importantly, both have managed businesses in which they have had significant personal investments. In other words, both are quite used to "eating their own cooking." This stands in marked contrast to the existing Board and management team of the Company, where no individual has invested a meaningful amount of his own capital in PLM's stock. This is significant. When management spends its own money, you won't find extravagant expense accounts and frivolous boondoggles.

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        HOW TO ENSURE THE ELECTION OF THE COMMITTEE'S NOMINEES

If you vote the white card, you cannot vote for the Committee's nominees. You can vote for the Committee's nominees only by signing, dating and mailing the enclosed GREEN PROXY CARD today. This will be your last chance to be heard for another year. If you have any questions or require assistance in voting your proxy please call our proxy solicitors Bill Fiske or Paul Hebert, Corporate Investor Communications, Inc., at (800) 640-6242.


Sincerely,


PLM Stockholders Committee

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                      YOUR VOTE IS EXTREMELY IMPORTANT

No matter how many or how few PLM shares you own, please vote FOR the COMMITTEE NOMINEES an IN FAVOR OF the COMMITTEE PROPOSALS by SIGNING, MARKING, DATING and MAILING you GREEN PROXY CARD in the enclosed postage-paid envelope.
If you wish to vote for our nominees and in favor of our proposals, you must submit the enclosed GREEN PROXY CARD and must not later submit PLM's white proxy card.

If you have already voted and returned PLM's white proxy card, you have every legal right to change your mind and vote FOR OUR NOMINEES and IN FAVOR OF the COMMITTEE PROPOSALS by simply submitting a later dated GREEN PROXY CARD. Only you latest dated proxy card will be counted at the Annual Meeting.

If you own your shares in the name of a broker or other nominee, you must tell your broker or nominee how to vote your shares. Your broker or nominee cannot vote your shares without specific instructions form you. These instructions can be given by completing and returning the GREEN PROXY CARD today.

TIME IS OF THE ESSENCE. PLEASE VOTE AND RETURN YOUR COMPLETED AND SIGNED GREEN PROXY CARD TODAY.

If you have any questions or need assistance in voting your shares or in changing your vote, please contact Bill Fiske or Paul Hebert at the toll-free number listed below.

                    Corporate Investor Communications, Inc.
                             111 Commerce Road
                            Carlstadt, NJ 07072
                       Toll Free Telephone (800) 640-6242
                           Facsimile (201) 804-8017